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                                                                Exhibit 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Robbins & Myers, Inc. for the registration of 200,000 shares of its common stock, and to the incorporation by reference therein of our report dated October 1, 1996, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


July 11, 1997